EXHIBIT 99.1

Contact: TomoTherapy Incorporated Stephen C. Hathaway, CFO 608-824-2800
TomoTherapy Reports Estimated 2008 First-Quarter Financial Results and Revises Fiscal 2008 Outlook
Conference Call Today at 5:00 p.m. EDT
Madison, Wis. — April 17, 2008 — TomoTherapy Incorporated (NASDAQ: TOMO) today released an estimate of its financial results for its 2008 first quarter ended March 31, 2008, and revised its annual guidance for fiscal 2008.
For the first quarter, the company currently anticipates revenue of approximately $39 million, and a net loss of approximately $0.12 per diluted share. This compares to revenue of $51.2 million and pro forma net income of $3.9 million, or $0.09 per diluted share, for the first quarter of 2007. The 2007 pro forma results do not include the reversal of the accretion of redeemable convertible preferred stock of $134.9 million. Including this reversal, the 2007 first-quarter net loss attributable to common shareholders was $131.1 million, or $12.13 per diluted share.
The value of new sales orders received during the first quarter totaled approximately $55 million, which was up 23% over the first quarter of last year. The U.S. orders were especially strong, more than doubling year over year. As of March 31, 2008, TomoTherapy had an estimated revenue backlog of $260 million, a 60% increase from the backlog at March 31, 2007. The backlog represents firm customer orders for systems and does not include any revenue from service contracts, which are a growing portion of the company’s business.
TomoTherapy is lowering its annual guidance for 2008. Management now anticipates revenue of $255 million to $290 million and net income per share in the range of $0.14 to $0.33 per diluted share.
“At the end of the fourth quarter, we estimated that 30% to 40% of our revenue would be generated in the first half of 2008 due to the strong order flow we saw in the second half of 2007 and the projected timing of customers’ construction projects in 2008,” said Fred Robertson, TomoTherapy’s CEO. “That percentage range is still accurate, but we are seeing a further shift of customer system deliveries into both the second half of 2008 and into early 2009. As a result, our first-quarter results are slightly lower than we originally anticipated and we have revised our 2008 outlook. Given this development, we felt it prudent to provide an update in advance of our normal earnings call.”
According to Robertson, a key contributing factor to the delivery shifts is that a growing portion of TomoTherapy’s backlog consists of multi-unit orders from for-profit entities. “These customers often place orders for multiple Hi ·Art treatment systems and then install the units sequentially. This process causes some of these multi-unit orders to remain in backlog longer than single-system orders,” said Robertson. “We also are somewhat cautious due to the weak economy which may cause some customers to further delay their acceptance timetable.”
Another important factor impacting annual guidance was unanticipated sluggishness in Europe. The company’s lower-than-expected new sales orders in Europe offset strong sales orders in the United States. In early April, the company hired a Managing Director for Europe and the Middle East to provide expanded leadership to the European operations and management of the growing market opportunity in the Middle East.
“During the first quarter, none of the orders that we projected to receive were lost to competitors. Our business remains healthy, but as we’ve said many times before, our financial results will fluctuate on a quarter-to-quarter basis due to our dependence on the customer’s acceptance of the system before we recognize revenue. Finally, it’s important to reiterate that the value of new orders increased 23% over the prior year and our backlog stands at record levels,” said Robertson.
TomoTherapy will announce its actual first-quarter 2008 results on Monday, April 28, 2008, at market-close.
Concluded Robertson, “Despite the near-term challenges, we firmly believe that TomoTherapy’s technology offers a distinct competitive advantage that better meets the ever-increasing radiotherapy needs of clinicians and their patients. We are expanding our domestic and international sales footprint, and making key infrastructure and system investments for sustained growth — allowing us to help more cancer patients throughout the world.”

Investor Conference Call
TomoTherapy will conduct a conference call on its estimated first quarter 2008 results and updated 2008 outlook at 5:00 p.m. EDT today. To hear a live Webcast or replay of the call, visit the investor relations page on the company’s Web site at www.TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 1-866-362-5158 from inside the United States or 1-617-597-5397 from outside the United States, and enter passcode 88482668. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering passcode 55775801. The telephone replay will be available through 11:59 p.m. CDT on Monday, April 21, 2008.
About TomoTherapy Incorporated
TomoTherapy Incorporated has developed, markets and sells the TomoTherapy® Hi ·Art® treatment system, an advanced radiation therapy system for the treatment of a wide variety of cancers. The Hi ·Art treatment system combines integrated CT imaging with conformal radiation therapy to deliver sophisticated radiation treatments with speed and precision while reducing radiation exposure to surrounding healthy tissue. The company’s stock is traded on the NASDAQ Global Select Market under the symbol TOMO.
Financial Information
The financial information contained in this press release is not a comprehensive statement of our financial results for the quarter ended March 31, 2008. The foregoing information should therefore be considered together with our full results of operations when published. The foregoing information has not been reviewed or audited by our independent registered public accounting firm and is subject to adjustment based upon, among other things, the finalization of our quarter-end closing and reporting processes.
Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of our technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “should,” “believe,” “outlook,” “expect” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to its operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.
TomoTherapy, the TomoTherapy logo and Hi Art are among trademarks or registered trademarks of TomoTherapy Incorporated.

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